Exhibit 99(a)

Revised Annual Results for the Five Years Ended December 31, 2014, and Quarterly Results for 2014 and 2013

REVISED CONSOLIDATED ANNUAL RESULTS FOR THE FIVE YEARS ENDED DECEMBER 31, 2014

	General Electric Capital Corporation and consolidated affiliates
(In millions)	2014	2013	2012	2011	2010

Revenues, as previously reported	$42,725	$44,067	$45,364	$48,324	$49,163
Reclass of Real Estate to discontinued operations	(2,969)	(3,915)	(3,654)	(3,713)	(3,743)
Revenues, as revised	$39,756	$40,152	$41,710	$44,611	$45,420

Earnings from continuing operations attributable to	$7,019	$7,960	$7,222	$6,480	$3,083
GECC common shareowner, as previously reported
Reclass of Real Estate to discontinued operations	(1,003)	(1,725)	(808)	938	1,734
Earnings from continuing operations attributable to
to GECC common shareowner, as revised	$6,016	$6,235	$6,414	$7,418	$4,817

REVISED 2014 CONSOLIDATED QUARTERLY RESULTS

	General Electric Capital Corporation and consolidated affiliates
		First	Second	Third	Fourth
(In millions)	2014	Quarter	Quarter	Quarter	Quarter

Revenues, as previously reported	$42,725	$10,515	$10,247	$10,451	$11,512
Reclass of Real Estate to discontinued operations	(2,969)	(630)	(665)	(697)	(977)
Revenues, as revised	$39,756	$9,885	$9,582	$9,754	$10,535

Earnings from continuing operations attributable to	$7,019	$1,933	$1,703	$1,492	$1,891
GECC common shareowner, as previously reported
Reclass of Real Estate to discontinued operations	(1,003)	(240)	(287)	(176)	(300)
Earnings from continuing operations attributable to
to GECC common shareowner, as revised	$6,016	$1,693	$1,416	$1,316	$1,591

REVISED 2013 CONSOLIDATED QUARTERLY RESULTS

	General Electric Capital Corporation and consolidated affiliates
		First	Second	Third	Fourth
(In millions)	2013	Quarter	Quarter	Quarter	Quarter

Revenues, as previously reported	$44,067	$11,468	$10,916	$10,606	$11,077
Reclass of Real Estate to discontinued operations	(3,915)	(1,656)	(874)	(688)	(697)
Revenues, as revised	$40,152	$9,812	$10,042	$9,918	$10,380

Earnings from continuing operations attributable to	$7,960	$1,938	$1,789	$1,903	$2,330
GECC common shareowner, as previously reported
Reclass of Real Estate to discontinued operations	(1,725)	(699)	(435)	(463)	(128)
Earnings from continuing operations attributable to
to GECC common shareowner, as revised	$6,235	$1,239	$1,354	$1,440	$2,202